Exhibit 10.31

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

CREDIT AGREEMENT

Dated as of November 27, 2012

Among

CURIS ROYALTY LLC,

as Borrower,

BIOPHARMA SECURED DEBT FUND II SUB, S. À R. L.,

as Lender,

And

CURIS, INC.,

as Parent

CREDIT AGREEMENT

Dated as of November 27, 2012

Curis Royalty LLC, a Delaware limited liability company, as Borrower, Biopharma Secured Debt Fund II Sub, S. à r. l., a Luxembourg limited liability company, as Lender and Curis, Inc., a Delaware corporation, as Parent, agree as follows (with certain terms used herein being defined in Article I):

ARTICLE I

INTERPRETATION

Section 1.01 Defined Terms. For the purposes of this Agreement:

“Academic Payment Obligations” means the Parent’s obligation to make payments to certain academic institutions under the Existing License Agreements.

“Academic Payments” has the meaning set forth in Section 6.02(c).

“Academic Royalty Obligations” means the royalties due under the Academic Payment Obligations pursuant to the Existing License Agreements.

“Account” means an “account” as defined in Article 9 of the Code.

“Adjusted Post-Closing Royalty Amounts” means, with respect to any Interest Period, the Post-Closing Royalty Amounts paid by Genentech during such Interest Period, minus the sum of: (i) the amount of any Escrow Agent Fees paid by Parent prior to or during such Interest Period in accordance with the terms of the Escrow Agreement and not previously reimbursed; (ii) the amount of any royalty payments paid by Parent prior to or during such Interest Period under the Academic Royalty Obligations and not previously paid or reimbursed and/or then due and payable by Parent under the Academic Royalty Obligations and not previously paid or reimbursed, as applicable and, in each case, excluding any Excess Academic Payments; (iii) the amount of any Borrower Expenses then due and payable by the Borrower and not previously paid or reimbursed; and (iv) the amount of any Indemnity Collection Costs actually incurred by Parent prior to or during such Interest Period and not previously reimbursed.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, “Affiliate” means an Affiliate of the Borrower and shall include the Parent.

“Agreement” means this Agreement, including all schedules, annexes and exhibits hereto.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means, anything in Section 9.07 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and Governmental Registrations and (iii) orders, decisions, judgments and decrees.

“Available Amount” has the meaning set forth in Section 2.04.

“Bill of Sale” means that certain Bill of Sale, to be dated as of the Closing Date (or such earlier date that the parties to the Purchase Agreement shall agree), executed by Parent and delivered to Borrower pursuant to the Purchase Agreement.

“Borrower” means Curis Royalty LLC, a Delaware limited liability company.

“Borrower Expenses” has the meaning set forth in Section 9.14(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized to close.

“Chattel Paper” means “chattel paper” as defined in Article 9 of the Code, including “electronic chattel paper” or “tangible chattel paper”, as each such term is defined in Article 9 of the Code.

“Closing Date” means the date on which the Loan is advanced by the Lender, which date shall be ten (10) Business Days after the Agreement Date.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted hereunder in any item or portion of the Collateral is governed by the Uniform Commercial Code of a jurisdiction other than New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Collateral” has the meaning set forth in Section 8.01.

“Commencement Notice” has the meaning set forth in Section 6.01(a).

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the Code.

“Consent and Direction” means the Consent and Acknowledgement of Payment Direction, to be dated on or prior to the Closing Date, in the form attached hereto as Exhibit B.

“Contract” means any (a) agreement and (b) certificate of incorporation, charter, limited liability company agreement, limited partnership agreement or by-law.

“Curis Technology” has the meaning ascribed to such defined term in the License Agreement.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the Code.

“Documents” means all “documents” as defined in Article 9 of the Code.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“Enacted”, as applied to a Regulatory Change, means the date such Regulatory Change first becomes effective or is implemented or first required or expected to be complied with, whether the same is the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, a request or directive of a regulatory authority, or otherwise.

“Equipment” means all “equipment” as such term is defined in Article 9 of the Code.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, whether preferred or common and whether voting or nonvoting, and equity securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or other such interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust units or interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Erivedge Patents” means [**], all non-United States or international counterparts thereof, and all patents and patent applications, existing or to be filed, which are continuations, divisionals, reissues, reexaminations and extensions thereof worldwide, including but not limited to the patents and patent applications listed in Exhibit E.

“Escrow Account” has the meaning ascribed to such term in Section 3 of the Escrow Agreement.

“Escrow Agent” means Boston Private Bank and Trust Company, in its capacity as the escrow agent under the Escrow Agreement, and any successor in such capacity.

“Escrow Agent Fees” has the meaning ascribed to such term in the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, to be dated as of the Closing Date (or such earlier date that the parties thereto shall agree), by and among the Borrower, the Parent, the Lender and the Escrow Agent.

“Event of Default” means any of the events specified in Section 7.01.

“Event of Default Notice” has the meaning set forth in Section 6.04.

“Excess Academic Payments” has the meaning set forth in Section 5.17.

“Excluded Collateral” means the Borrower’s right, title and interest in and to any and all monies allocated under the Escrow Agreement to the payment by Parent of the Academic Royalty Obligations.

“Existing License Agreements” means (a) the Amended and Restated License Agreement, dated June 10, 2003, between the President and Fellows of Harvard College and the Parent, as amended by the First Amendment thereto dated as of March 20, 2012, (b) the Amended and Restated Agreement, dated as of June 1, 2003, among The Johns Hopkins University, the University of Washington and the Parent, as amended by the First Amendment thereto dated as of March 30, 2012, and (c) the Exclusive License Agreement, dated May 3, 2000, between The Johns Hopkins University and the Parent (as successor in interest to Ontogeny Inc.).

“Fixtures” means all “fixtures” as defined in Article 9 of the Code.

“Genentech” means Genentech, Inc., a Delaware corporation.

“Genentech Payment Date” means, with respect to any calendar quarter, the date that is [**] day after the end of such calendar quarter.

“General Intangibles” means all “general intangibles” as such term is defined in Article 9 of the Code.

“Generally Accepted Accounting Principles” means United States generally accepted accounting principles as in effect from time to time.

“Goods” (a) means all “goods” as defined in Article 9 of the Code and (b) includes all Inventory and Equipment (in each case, regardless of whether characterized as goods under the Code).

“Governmental Approval” means any authority, consent, approval, license (or the like) or exemption (or the like) of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency or commission or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any Governmental Authority.

“Guaranty” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay

(or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The word “Guarantee” when used as a verb has the correlative meaning.

“Hopkins Patents” means [**].

“Indebtedness” of any Person means without duplication (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Stock of such Person, (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person, (h) any Indebtedness of others secured by a Lien on any asset of such Person and (i) any Indebtedness of others Guaranteed by such Person.

“Indemnitee” has the meaning set forth in Section 9.14(b).

“Indemnity Collection Costs” has the meaning set forth in Section 6.02(d).

“Independent Director” has the meaning ascribed to such term in the LLC Agreement.

“Information” means data, certificates, reports, statements (including financial statements), documents and other information.

“Instruments” means all “instruments” as defined in Article 9 of the Code.

“Intellectual Property” means (a) trademarks; (b) patents; (c) trade secrets; (d) copyrights; (e) domain names; and (f) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Licenses” means any copyright licenses, patent licenses, trademark licenses and trade secret licenses.

“Interest Period” means, with respect to the Loan, the period: (a) commencing on (and including) the date of the making of the Loan (in the case of the initial Interest Period applicable to the Loan) or the last day of the prior Interest Period (in the case of each subsequent Interest Period applicable to the Loan) and (b) ending on each Quarterly Payment Date.

“Inventory” means all “inventory” as defined in Article 9 of the Code.

“Investment Property” means (a) all “investment property” as such term is defined in Article 9 of the Code and (b) whether or not constituting “investment property” as so defined, all Equity Interests and other Securities.

“IRS Code” means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Joint Disbursement Instruction” has the meaning set forth in Section 6.03(b).

“Lender” means (a) Biopharma Secured Debt Fund II Sub, S. à r. l., a Luxembourg limited liability company, and (b) any assignee of Biopharma Secured Debt Fund II Sub, S. à r. l. that has been assigned any or all of the rights or obligations of the Lender pursuant to Section 9.06.

“Lender’s Office” means the address of the Lender in New York City specified in or determined in accordance with the provisions of Section 9.01.

“Letter of Credit” means “letter of credit” as defined in Article 9 of the Code.

“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the Code.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortuous, liquidated or unliquidated, whether arising under contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“License Agreement” means the Collaborative Research, Development and License Agreement, dated as of June 11, 2003, by and between the Parent and Genentech, Inc. and any amendments or restatements thereto.

“License Termination Date” means the date on which the Borrower’s right to receive royalties under Section 8.5 of the License Agreement and other Post-Closing Royalty Amounts under Section 9.3, 9.4 or 14.1(b) of the License Agreement has terminated in its entirety.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (b) any other arrangement, express or implied, under which the same is transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LLC Agreement” means the Limited Liability Company Agreement of the Borrower effective as of November 27, 2012, in the form attached hereto as Exhibit C, and any amendments or restatements thereto.

“Loan” means an amount advanced by the Lender pursuant to Section 2.01.

“Loan Document Related Claim” means any claim or dispute (whether arising under Applicable Law, under contract or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

“Loan Document Representation and Warranty” means any “Representation and Warranty” as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

“Loan Documents” means (a) this Agreement, the Note and the Escrow Agreement and (b) any agreement, document or instrument, now or in the future, executed by the Borrower or any other Loan Party for the benefit of the Lender in connection with this Agreement.

“Loan Party” means each of the Borrower and the Parent.

“Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into any share(s) of such Person’s capital stock described in clause (a) above.

“Material Adverse Effect” means (a) any materially adverse effect on the binding nature, validity or enforceability of any Loan Document as an obligation of any Loan Party that is a party thereto, (b) any materially adverse effect on the binding nature, validity or enforceability of the License Agreement as an obligation of Genentech or Parent, (c) any materially adverse effect on the binding nature, validity or enforceability of the Escrow Agreement as an obligation of the Escrow Agent, (d) any materially adverse effect on the binding nature, validity or enforceability of the Purchase Agreement as an obligation of Parent, (e) any material adverse change in any of the rights or remedies of Lender under any Loan Document, (f) any material adverse change in any of the rights or remedies of Borrower under the Purchase Agreement, and (g) any failure to pay any material amount or other material default by Genentech under the License Agreement, or any material delay, elimination or material diminution of the amounts paid or payable by Genentech under Sections 8.5, 9.3, 9.4 or 14.1(b) of the License Agreement with respect to any Post-Closing Royalty Amounts, but only to the extent caused by or resulting from any actual breach or default by Parent of any of its obligations under the License Agreement.

“Maturity Date” means the earlier of (a) the date on which payments made pursuant to Section 2.04 hereof have resulted in payment in full of all outstanding principal (including principal consisting of capitalized interest on the Loan) of and interest accrued on the Loan and (b) the License Termination Date.

“Maximum Permissible Rate” means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

“Money” means “money” as defined in the Code.

“Note” means the promissory note in the form of Exhibit A.

“Non-U.S. Lender” means a Lender that is not incorporated under the laws of the United States of America or a state thereof.

“Parent” means Curis, Inc., a Delaware corporation.

“Parent Disbursement Instruction” has the meaning set forth in Section 6.03(c).

“Payment Report” has the meaning set forth in Section 5.04(a).

“Permitted Liens” means (i) the Liens and rights of set off in favor of the Escrow Agent under the Escrow Agreement and (ii) the rights of set off of Boston Private Bank and Trust, as depositary, with respect to the Escrow Account and the Residual Account.

“Person” means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

“PIK Payment” has the meaning set forth in Section 2.03(b).

“Pledged Royalty Rights” means (a) all of the Borrower’s right, title and interest in and to the Post-Closing Royalty Amounts, including all amounts credited or transferred to the Escrow Account pursuant to the Escrow Agreement but excluding, for the avoidance of doubt, any Excluded Collateral, (b) all of the Borrower’s rights under the Escrow Agreement, (c) all of the Borrower’s right, title and interest in, to and under the Purchase Agreement and (d) all Proceeds in respect of any of the foregoing.

“Post-Closing Royalty Amounts” means (a) any and all royalty payments specified in Section 8.5 of the License Agreement paid or payable pursuant thereto after the effective date of the Purchase Agreement (including late payments thereof, if any); (b) any and all amounts paid or payable pursuant to Section 9.4 of the License Agreement after the effective date of the Purchase Agreement with respect to the underpayment of any royalties payable under Section 8.5 of the License Agreement (excluding the out-of-pocket costs of the auditing party in connection with any such audit that are payable by Genentech, if any); (c) any and all indemnity payments paid or payable pursuant to Section 14.1(b) of the License Agreement with respect to Losses (as defined in the License Agreement) suffered by Borrower after the effective date of the Purchase

Agreement with respect to any amounts payable under Sections 8.5, 9.3 or 9.4 of the License Agreement; and (d) any interest paid or payable under Section 9.3 of the License Agreement after the effective date of the Purchase Agreement with respect to the late payment of any of the foregoing amounts or interest thereon.

“Proceeds” means all “proceeds” (as such term is defined in Article 9 of the Code) of Collateral.

“Product” has the meaning ascribed to such defined term in the License Agreement.

“Purchase Agreement” means that certain Asset Purchase Agreement, to be dated as of the Closing Date (or such earlier date that the parties thereto shall agree), by and between the Parent and the Borrower, and the related Bill of Sale, in the form attached hereto as Exhibit D, and any amendments or restatements thereto.

“Quarterly Cap” means: (a) with respect to any Adjusted Post-Closing Royalty Amounts paid under the License Agreement during any calendar quarter occurring in the calendar year ending December 31, 2013 (regardless of when earned or accrued), $1,000,000.00; (b) with respect to any Adjusted Post-Closing Royalty Amounts paid under the License Agreement during any calendar quarter occurring in the calendar year ending December 31, 2014 (regardless of when earned or accrued), $2,000,000.00; and (c) with respect to any Adjusted Post-Closing Royalty Amounts paid under the License Agreement during any calendar quarter occurring in the calendar year ending December 31, 2015 (regardless of when earned or accrued), $3,000,000.00. For the avoidance of doubt, with respect to any Adjusted Post-Closing Royalty Amounts paid under the License Agreement during any calendar quarter occurring on or after January 1, 2016 (regardless of when earned or accrued), there shall be no Quarterly Cap.

“Quarterly Payment Date” means, with respect to each calendar quarter, the date that is fifteen (15) days after the Genentech Payment Date.

“Regulatory Change” means any Applicable Law, interpretation, directive, determination, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that is Enacted after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement.

“Repayment Date” means the later of (a) the termination of this Agreement and (b) the payment in full of the Loan and all other amounts payable or accrued hereunder.

“Representation and Warranty” means any representation or warranty made pursuant to or under (a) Article IV or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement.

“Residual Account” has the meaning ascribed to such term in Section 3 of the Escrow Agreement.

“Residual Amount” means, with respect to any Interest Period, an amount, if greater than zero, equal to the Adjusted Post-Closing Royalty Amounts paid during such Interest Period into the Escrow Account pursuant to the Escrow Agreement less the Quarterly Cap, if any, applicable to the Adjusted Post-Closing Royalty Amounts earned or accrued during the calendar quarter to which such Quarterly Cap, if any, applies and paid during such Interest Period.

“Responsible Officer of the Borrower” means the manager, or any senior or other responsible officer, of the Borrower.

“Restricted Payment” means any payment with respect to or on account of any of the Borrower’s Equity Interests, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Equity Interests. For the purposes of this definition, a “payment” shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any capital stock of the Borrower other than Mandatorily Redeemable Stock.

“Roche” means Roche Holdings, Inc., a Delaware corporation, and any of its Affiliates (other than Genentech).

“Royalty Rights” has the meaning set forth in Section 4.11.

“Secured Obligations” means all obligations of the Borrower under this Agreement and the Note, in each case whether now existing or hereafter arising, including, subject to Sections 2.03 and 2.04 hereof, the obligation to pay the principal (including principal consisting of capitalized interest on the Loan) of and accrued interest on the Loan.

“Securities Account” means all “securities accounts” as defined in Article 8 of the Code.

“Security” means “security” as defined in Article 8 of the Code.

“Set-off” means any set-off, offset, rescission, claim, counterclaim, defense, reduction or deduction of any kind. Without limiting the generality of the foregoing, the term “Set-off” shall include the right of Genentech (or its Affiliates) or other applicable licensee to pay less than the otherwise required amount of the Post-Closing Royalty Amount for any reason, including in connection with (a) a breach by the Borrower or the Parent of the License Agreement, (b) any rights to reimbursement of any costs or expenses of Genentech (or its Affiliates) or such other licensee under the License Agreement or (c) any amounts paid or payable pursuant to any indemnification rights or other obligations of the Borrower or the Parent under the License Agreement.

“Side Letter” means that certain letter agreement, dated January 7, 2010, between Genentech and Parent relating to the merger of Genentech and Roche.

“Single Purpose Entity” means, as such term applies to the Borrower, a Person that (i) does not engage at any time in any business or business activity other than any business or business activity consisting of (or reasonably incidental to) the performance of its obligations or the exercise of its rights under or in connection with the Transaction Documents and the Loan

Documents, (ii) owns no assets other than those required for or reasonably related to the conduct of any such business or business activity, including its books and records, deposit accounts maintained pursuant to the Escrow Agreement, cash and the Collateral, (iii) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (iv) holds itself out as being a Person, separate and apart from any other Person, except that the Borrower is a disregarded entity for U.S. federal tax purposes, (v) does not commingle its assets or properties with those of any other Person, (vi) conducts its own business in its own name, (vii) prepares and maintains separate financial statements, (viii) pays its own liabilities out of its own funds, (ix) observes all limited liability company formalities, (x) maintains an arm’s-length relationship with the Parent and its other Affiliates, (xi) pays the salaries of its own employees, if any, and does so with its own funds, (xii) does not Guarantee or otherwise obligate itself with respect to the Indebtedness or other Liabilities of any other Person or hold out its credit as being available to satisfy the Indebtedness or other Liabilities of any other Person, (xiii) does not acquire Indebtedness, Equity Interests or other securities of its member, (xiv) allocates fairly and reasonably any overhead for any shared office space, (xv) uses separate stationery, invoices, and checks, (xvi) does not pledge its assets or properties for the benefit of any other Person or make any loans or advances to any other Person, (xvii) does and will correct any known misunderstanding regarding its separate identity, and (xviii) maintains adequate capital in light of its contemplated business operations.

“Subsidiary” means with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the Equity Interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person.

“Tax” means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

“Transaction Documents” means the License Agreement, the Existing License Agreements, the Side Letter, the Purchase Agreement and the Consent and Direction.

“U.S. Lender” means a Lender that is a United States Person for U.S. federal income Tax purposes.

Section 1.02 Other Interpretive Provisions. For the purposes hereof and as used herein, except as otherwise specified, (a) references to any Person include its successors and assigns and, in the case of any governmental authority, any Person succeeding to its functions and capacities; (b) references to any Applicable Law include amendments, supplements and successors thereto; (c) references to any Loan Document or Contract include amendments, supplements and waivers thereto (and, in the case of instruments, instruments issued in substitution therefor); (d) references to specific sections, articles, annexes, schedules and exhibits are to this Agreement; (e) words importing gender include the other gender; (f) the singular includes the plural and the plural includes the singular; (g) the words “including”, “include” and “includes” shall be deemed followed by the words “without limitation”; (h) each authorization herein shall be deemed irrevocable and coupled with an interest; (i) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Generally Accepted Accounting Principles; (j) captions and headings are for ease of reference only and shall not affect the construction hereof; (k) references to any time of day shall be to New York time; and (l) the words “knowledge of the Borrower,” “of which the Borrower is aware” and similar phrases shall be deemed to constitute references to the knowledge of the Borrower and the Parent (including any wholly-owned Subsidiaries of Parent as of the Agreement Date other than Borrower).

ARTICLE II

CREDIT FACILITY

Section 2.01 Loan

Subject to the terms and conditions hereof (including but not limited to Section 3.01(a)), the Lender agrees to make, on the Closing Date, the Loan to the Borrower in a principal amount of $30,000,000.00.

Section 2.02 Manner of Borrowing.

The Lender shall disburse the Loan on the Closing Date no later than 12:00 noon on such date in Dollars in funds immediately available to the Borrower by wire transfer to an account of the Borrower in the United States as shall have been specified in a prior written notice to the Lender.

Section 2.03 Interest Rates and Payment.

(a) Interest Rates. The Loan shall bear interest on the outstanding principal amount thereof (including principal consisting of capitalized interest on the Loan) during each Interest Period at a rate per annum equal to 12.25%.

(b) Payment. (i) Interest in respect of the Loan shall be payable in cash in Dollars quarterly in arrears on each Quarterly Payment Date and on (i) the Maturity Date and (ii) any other date on which the Loan or any portion thereof shall be due (whether by reason of notice of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due; provided, however, that if on any Quarterly Payment Date the Available Amount available for the payment of accrued and unpaid interest in respect of the Loan as determined pursuant to Section 2.04 is insufficient to make such interest payment in full in cash on any such Quarterly Payment Date, the amount of any such shortfall shall instead be “paid-in-kind” by being capitalized and added to the outstanding principal balance of the Loan on the such Quarterly Payment Date (such that the same shortfall amount will no longer constitute accrued and unpaid interest but instead will be part of the principal of the Loan for all purposes), (each, a “PIK Payment”). Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Loan shall refer to the face amount of the Loan and shall include any increase in the principal amount of the outstanding Loan as a result of a PIK Payment.

(c) Maximum Interest Rate. Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loan (but without any prepayment penalty).

Section 2.04 Repayment. The Loan shall be due and payable in quarterly installments on each Quarterly Payment Date, in an amount equal to (such amount being referred to as the “Available Amount”): (i) for each Interest Period ending prior to January 1, 2016, the lesser of (a) the Adjusted Post-Closing Royalty Amounts paid under the License Agreement during such Interest Period into the Escrow Account pursuant to the Escrow Agreement and (b) the Quarterly Cap applicable to the Adjusted Post-Closing Royalty Amounts paid under the License Agreement during the calendar quarter to which such Quarterly Cap applies (regardless of when earned or accrued) and received during such Interest Period into the Escrow Account pursuant to the Escrow Agreement; and (ii) for each Interest Period ending on or after January 1, 2016, the Adjusted Post-Closing Royalty Amounts paid under the License Agreement during such calendar quarter into the Escrow Account pursuant to the Escrow Agreement, less, in each case, the portion of the Available Amount applied to expenses and interest as hereinafter provided in this Section 2.04. The Available Amount shall be applied on each such Quarterly Payment Date as follows: (i) first, to the payment of any unpaid and uncapitalized interest accrued during prior Interest Periods, if any, (ii) second, to the payment of interest accrued during the current Interest Period, and (iii) third, to the payment of the outstanding principal amount of Loan. The outstanding principal amount of the Loan (including principal consisting of capitalized interest on the Loan) shall mature and shall be due and payable on the Maturity Date (together with all accrued and unpaid interest thereon), provided, however, in the event any such principal or interest remains outstanding on the Maturity Date following the occurrence of the License Termination Date, the Borrower’s obligation to repay such principal and interest shall be limited to the Available Amount.

For the avoidance of doubt, the Lender and the Borrower confirm that the failure of the Borrower to repay the Loan on the Maturity Date, or any other date, resulting from the failure of Genentech to make payments under the License Agreement, for any reason other than a breach or default by Parent of any of its obligations under the License Agreement, shall not constitute a breach of Section 2.03(b) or this Section 2.04 or constitute an Event of Default under this Agreement.

Section 2.05 Voluntary Prepayments. At any time after January 1, 2017, the Borrower may, no more than twice during such time, prepay the outstanding principal amount of the Loan in whole or in part upon at least three (3) Business Days’ prior written notice to the Lender (which notice may be by telephone, if confirmed in writing immediately thereafter, facsimile, e-mail or other written communication) at a price equal to 105.0% of the outstanding principal amount of the Loan to be prepaid, plus accrued and unpaid interest, if any, to, the date of prepayment; provided, however, that after giving effect to any such partial prepayment, the outstanding principal amount of the Loan would equal or exceed $3,000,000.00.

Section 2.06 Computation of Interest. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

Section 2.07 Evidence of Indebtedness. The Loan and the Borrower’s obligation to repay the Loan with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Lender, a single Note. The records of the Lender shall be prima facie evidence of the Loan and accrued interest thereon and of all payments made in respect thereof.

Section 2.08 Payments by the Borrower.

(a) Time, Place and Manner. All payments due to the Lender under the Loan Documents shall be made to such bank account of the Lender as the Lender may designate by notice from time to time to the Borrower. A payment to be made in cash hereunder shall not be deemed to have been made on any day unless such payment has been received by the Lender, at the required place of payment, in Dollars in funds immediately available to the Lender at such place, no later than 12:00 p.m. (noon) on such day.

(b) No Reductions. All payments due to Lender under the Loan Documents shall be made by Borrower without any reduction or deduction for any Set-off, recoupment, counterclaim or similar amount, except as required by Applicable Law.

(c) Withholding Taxes. Borrower and Lender agree that under current Applicable Law, no deduction or withholding for any Tax is required with respect to any payments due to Lender under the Loan Documents, provided that Lender has complied with the applicable requirements of Section 2.08(d). Unless there is a change in current Applicable Law or a determination pursuant to Section 1313 of the IRS Code that withholding is required under current Applicable Law, all payments due to Lender under the Loan Documents shall be made by Borrower without any deduction or withholding for any Tax, provided that Lender has complied with the applicable requirements of Section 2.08(d). If (i) any failure to comply with the applicable requirements of Section 2.08(d), (ii) any determination pursuant to Section 1313 of the IRS Code, or (iii) any change in Applicable Law requires the deduction or withholding of any Tax from any such payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law. Lender shall indemnify the Borrower for any withholding Taxes due as a result of a determination pursuant to Section 1313 of the IRS Code that withholding is required under current Applicable Law.

(d) Tax Certifications. Notwithstanding anything to the contrary herein:

(i) a U.S. Lender shall deliver to the Borrower on or prior to the Closing Date or later date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii) a Non-U.S. Lender shall, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the Closing Date or later date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable, to establish that Lender is exempt from U.S. federal withholding tax:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(B) executed originals of IRS Form W-8ECI;

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRS Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRS Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRS Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRS Code and (y) executed originals of IRS Form W-8BEN; or

(D) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by any certifications or documents required by Section 2.08(d)(i) or (ii) with respect to the beneficial owner.

(iii) any Non-U.S. Lender shall deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the Closing Date or later date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from U.S. federal withholding Tax, duly completed;

(iv) Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so; and

(v) Lender shall take any action necessary (including entering into an applicable agreement with U.S. Internal Revenue Service) in order for all payments due to Lender under the Loan Documents to be exempt from the withholding tax imposed by Section 1471 or 1472 of the IRS Code.

(e) Extension of Payment Dates. Whenever any payment to the Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

Section 2.09 Changes in Law. If at any time the Lender determines that any Regulatory Change Enacted after the Agreement Date makes it unlawful or impossible for the Lender to maintain the Loan, the Lender shall promptly notify the Borrower of any circumstance that would make the provisions of this Section 2.09 applicable and each of the Lender, Borrower and Parent agree, if legally possible and commercially practicable under the circumstances, to promptly negotiate in good faith such amendments or other modifications to the Loan, this Agreement or any of the other Loan Documents to which it is a party, as the case may be, so that it is no longer unlawful or impossible for the Lender to maintain the Loan. Lender agrees to pay (within [**] days after the receipt of written notice from Borrower and Parent) all out-of-pocket costs and expenses of Borrower and Parent (including, without limitation, the reasonable and documented fees and expenses of Borrower’s and Parent’s legal counsel) reasonably incurred by Borrower and Parent in connection with any such negotiations, amendments or modifications.

ARTICLE III

CONDITIONS TO LOAN

Section 3.01 Conditions to Loan.

(a) The obligation of the Lender to make the Loan is subject to the determination by the Lender, in its sole and absolute discretion, that each of the following conditions has been fulfilled prior to the making of the Loan:

(i) the Lender shall have received duly executed copies of this Agreement and each of the other Loan Documents and such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents;

(ii) the Lender shall have received from each Loan Party each of the items referred to in clauses (x) and (y) below:

(x) a copy of the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other constituent or governing documents, including all amendments thereto, of such Loan Party, (A) if applicable in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official), and (B) otherwise, (1) certified by the Secretary or Assistant Secretary of such Loan Party or other Person duly authorized by the constituent documents of such Loan Party or (2) in form and substance reasonably satisfactory to the Lender; and

(y) a certificate of the Secretary or Assistant Secretary or similar officer of such Loan Party or other Person duly authorized by the constituent documents of such Loan Party dated as of the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the limited liability company agreement, certificate of incorporation, by-laws or other equivalent constituent and governing documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of the resolutions (or equivalent authorizing actions) duly adopted by such Loan Party’s managing member or non-member manager or board of directors, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the Purchase Agreement and the Consent and Direction and, in the case of such resolutions of the Borrower, the borrowings pursuant to the Loan, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(C) that the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other equivalent constituent and governing documents of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (ii)(x) above;

(D) that attached thereto are true and complete copies of each of the Transaction Documents to which it is a party; and

(E) as to the incumbency and specimen signature of each officer or other duly authorized Person executing any Loan Document or any other document delivered in connection herewith on behalf of each of the Loan Parties (including, without limitation, the Purchase Agreement and the Consent and Direction);

(iii) the Lender shall have received (A) UCC-1 financing statements in appropriate form for filing and necessary and sufficient to perfect the security interests created pursuant to this Agreement, (B) evidence satisfactory to it that an appropriate UCC-1 financing statement has been filed in the correct filing office with respect to the sale and back-up security interest provided for in the Purchase Agreement and (C) the results of a recent lien search in each of the jurisdictions where the Borrower, the Parent and their respective assets, including the Collateral, are located or deemed located, and such search shall reveal no Liens on any of the Borrower’s assets (including those acquired from the Parent pursuant to the Purchase Agreement), including the Collateral;

(iv) the Lender shall have received an opinion or opinions of counsel to the Loan Parties, satisfactory in scope, form and substance to the Lender, in respect of certain corporate and Code matters;

(v) the Lender shall have received the Consent and Direction, fully executed by the parties thereto, and a copy of the Commencement Notice delivered by Parent to Genentech;

(vi) each Loan Document Representation and Warranty shall be true and correct at and as of the time the Loan is to be made;

(vii) no Default shall have occurred and be continuing at the time the Loan is to be made or would result from the making of the Loan or from the application of the proceeds thereof;

(viii) no Regulatory Change Enacted after the Agreement Date makes it unlawful or impossible for the Lender to make the Loan;

(ix) the Lender shall have received a certificate, signed by a financial officer of the Borrower, on the date of the Loan, (x) stating that no Default has occurred and is continuing and (y) stating that each Loan Document Representation and Warranty of the Borrower is true and correct as of such date;

(x) the Lender shall have received a certificate, signed by an officer of the Parent, on the date of the Loan, stating that each Loan Document Representation and Warranty of the Parent is true and correct as of such date; and

(xi) all legal matters incident to this Agreement and the borrowings hereunder, the other Loan Documents and the Transaction Documents shall be reasonably satisfactory to the Lender.

ARTICLE IV

CERTAIN REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loan, each of the Borrower and the Parent, severally and not jointly with the other, represents and warrants to the Lender as follows, which representations and warranties shall be deemed to be made on the Agreement Date and at the time of the making of the Loan (both with and without giving effect to the Loan):

Section 4.01 Organization; Power; Qualification. Such Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign company, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

Section 4.02 Authorization; Enforceability; Required Consents; Absence of Conflicts. Such Loan Party has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with their respective terms the Loan Documents and Transaction Documents to which it is party and to exercise its rights under the License Agreement and the other Transaction Documents to which it is a party. This Agreement has been, and each of the other Loan Documents to which it is a party when delivered to the Lender will have been, duly executed and delivered by such Loan Party and is, or when so delivered will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance in accordance with their respective terms by such Loan Party of the Loan Documents and the Transaction Documents to which it is party, and, in the case of the Borrower, the borrowing hereunder, do not and (absent any change in any Applicable Law or any applicable Contract) will not (a) require any Governmental Approval or any other consent or approval to have been obtained or any Governmental Registration to have been made, other than (i) Governmental Approvals and other consents and approvals and Governmental Registrations that have been obtained or made, as the case may be, are final and not subject to review on appeal or to collateral attack, are in full force and effect and copies of which have been delivered to the Lender and (ii) the filing of financing statements under the Code necessary and sufficient to perfect the security interests created pursuant to this Agreement, or (b) violate, conflict with, result in a breach of, constitute a default under, require the consent or approval of any Person, or result in or require the creation of any Lien upon any assets of such Loan Party under, (i) any Contract to which such Loan Party is a party or by which such Loan Party or any of its properties may be bound or (ii) any Applicable Law. Each of the Transaction Documents to which such Loan Party is a party is in full force and effect, and has not been amended, modified or supplemented.

Section 4.03 Litigation. There are not, in any court or before any arbitrator of any kind or before or by any governmental or non governmental body, any actions, suits or proceedings pending or, to the knowledge of such Loan Party, threatened against or in any other way relating to or affecting (a) such Loan Party or any of its business or properties, (b) Product or (c) any Loan Document or Transaction Document to which it is a party, except those actions, suits or proceedings that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.04 Information. The Information furnished to the Lender by or on behalf of such Loan Party on or prior to the Agreement Date does not, and the Information furnished to the Lender by or on behalf of such Loan Party after the Agreement Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, provided, however, that in no event does a Loan Party make any representation as to the truth or accuracy of Information generated or disclosed by third parties, including Genentech.

Section 4.05 No Adverse Change or Event. Since the date of organization of the Borrower, no change, effect, event, occurrence, state of facts, development or condition has occurred relating to or affecting the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower has occurred, and no change, effect, event, occurrence, state of facts, development or condition relating to or affecting any other Loan Party (or any of its Subsidiaries or Affiliates other than Borrower) or, to such Loan Party’s knowledge, Genentech (or any of its Subsidiaries or Affiliates) has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, effects, events, occurrences, facts, developments, conditions and failures, a Material Adverse Effect.

Section 4.06 No Default. No Default exists hereunder or would result from the making of the Loan or from the application of the proceeds thereof.

Section 4.07 Investment Company Act. Such Loan Party is not an “investment company” or a Person “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 4.08 License Agreement. (a) Other than the Transaction Documents and the Loan Documents to which it is a party, there is no contract, agreement or other arrangement (whether written or oral) to which such Loan Party or any of its Subsidiaries or Affiliates is a party or by which any of its or their assets or properties is bound or committed (i) that creates a Lien on the Collateral (or any portion thereof) or (ii) the breach, nonperformance, cancellation or termination of which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(a) The License Agreement, the Side Letter and the Consent and Direction constitute the entire agreement between the Parent (and its Subsidiaries) and Genentech (and its Affiliates) relating to the Collateral (including without limitation the Post-Closing Royalty Amounts).

(b) The License Agreement is the legal, valid and binding obligation of the Parent and, to the knowledge of such Loan Party, Genentech, enforceable against the Parent and, to the knowledge of such Loan Party, Genentech, in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles. There is no breach or default, and no event has occurred or circumstance exists (other than as expressly provided for in the License Agreement) that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the License Agreement by the Parent or, to the knowledge of such Loan Party, Genentech. To the knowledge of such Loan Party, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would give either the Parent or Genentech the right to terminate the License Agreement for cause or give Genentech or any of its Affiliates a right of Set-off against any amounts payable thereunder, including any Post-Closing Royalty Amounts. If Genentech terminates the License Agreement pursuant to Section 13.2 thereof, to the knowledge of Loan Party, Section 13.4 of the License Agreement would prohibit Genentech, from and after such termination, from further commercialization of Erivedge™.

(c) Neither the Parent nor any of its Affiliates has waived any rights or defaults under the License Agreement or has taken any action or omitted to take any action under the License Agreement that adversely affects the Lender’s rights under any of the Loan Documents, including its rights in respect of the Collateral (including without limitation the Post-Closing Royalty Amounts), or that could otherwise have a Material Adverse Effect.

(d) Neither such Loan Party nor any of its Subsidiaries or Affiliates has received any notice, and has no knowledge, of (i) Genentech’s intention to terminate, amend or restate the License Agreement in whole or in part, (ii) Genentech’s or any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the License Agreement or the obligation of Genentech to pay the Post-Closing Royalty Amounts or other monetary payment under the License Agreement, or (iii) the Parent or Genentech being in default of any of its obligations under the License Agreement.

(e) Neither the granting of a Lien on the Collateral to the Lender pursuant to Section 8.01 nor the consummation of the other transactions contemplated by the Purchase Agreement, the other Transaction Documents or the Loan Documents will require the approval, consent, ratification, waiver, or other authorization of Genentech (other than an expressly provided in the Consent and Direction) or any other Person or Governmental Authority under the License Agreement, the other Transaction Documents or otherwise and will not constitute a breach of or default or event of default under the License Agreement, the other Transaction Documents or any other agreement to which such Loan Party or any of its Subsidiaries or Affiliates is a party.

(f) RESERVED.

(g) All of the representations and warranties made by the Parent in Section 11.1 of the License Agreement were accurate and complete in all respects as of the effective date of the License Agreement and continue to be accurate and complete in all respects as of the Agreement Date and as of the Closing Date.

(h) With respect to any calendar quarter occurring prior to the Agreement Date and prior to the Closing Date, (i) the amount of the Academic Royalty Obligations paid or payable by Parent in respect of such quarter for sales outside Australia has not exceeded 5% of the royalties paid or payable by Genentech pursuant to Section 8.5 of the License Agreement in respect of such quarter, and (ii) the amount of the Academic Royalty Obligations paid or payable by Parent in respect of such quarter for sales of Erivedge in Australia has not exceeded 2% of the net sales of Erivedge in Australia in respect of such quarter.

(i) To the knowledge of such Loan Party, Genentech has not indicated (whether in writing or orally) that the royalties paid pursuant to Section 8.5 of the License Agreement would, in the reasonable determination of such Loan Party, be insufficient to enable the Borrower to make payments of principal of and interest on the Loan or the Note when and as due and payable in accordance with the terms of this Agreement and the Note.

(j) For purposes of the License Agreement (including, without limitation, Section 8.5 thereof): (i) the JSC has designated Erivedge™ as a Lead Product in accordance with Sections 2.2 and 3.2 of the License Agreement; (ii) Erivedge™ has neither been deemed to be or designated as a Collaboration Product in accordance with the provisions of Article 4 of the License Agreement or otherwise, nor has it been deemed to be or designated as a Curis Product pursuant to Article 6 of the License Agreement; and (iii) neither the Parent nor Genentech, directly or indirectly through the JSC or the CSC, has deemed, or otherwise claimed or indicated, that any of the provisions of Section 8.5(b) of the License Agreement apply to Erivedge™ other than Section 8.5(b)(ii) of the License Agreement to the extent Erivedge™ is a Modified Product. For purposes of this Section 4.08(k), each of “JSC”, “Lead Product”, “Curis Product”, “CSC” and “Modified Product” has the meaning ascribed to such defined term in the License Agreement.

Section 4.09 UCC Representations and Warranties. The Borrower’s exact legal name is, and has always been, “Curis Royalty LLC”. Curis’ exact legal name is, and, since August 1, 2000, has been, “Curis, Inc.” The principal place of business and chief executive office of the Borrower has always been, and the office where it keeps its books and records relating to the License Agreement are located at, the address of the Borrower set forth in Section 9.01 hereof. The Borrower’s Delaware organizational identification number and Federal Employer Identification Number are 5245460 and 45-1451371, respectively.

Section 4.10 Intellectual Property. Except as set forth on Schedule 4.10:

(a) The Parent is the owner or licensee of the Curis Technology free and clear of all Liens created by Parent (or any of its Affiliates).

(b) The Parent is co-owner, together with Genentech, of the Erivedge Patents.

(c) The Parent is exclusive licensee of the Hopkins Patents.

(d) To the knowledge of such Loan Party, no third party owns any Intellectual Property rights that could be validly asserted against the development, manufacture, use, sale or importation of Erivedge™ or any Product relating to Erivedge™.

(e) No claims have been made or, to the knowledge of such Loan Party, threatened, against the Parent (or any of its Affiliates) or, to the knowledge of such Loan Party, Genentech (or any of its Affiliates), since the effective date of the License Agreement that the development, manufacture, use, sale or importation of Erivedge™ or any Product relating to Erivedge™ (including the development, manufacture, use, sale or importation of Erivedge™ or any Product relating to Erivedge™ under the License Agreement), infringes, misappropriates, or otherwise violates any Intellectual Property right of any third party.

(f) To the knowledge of such Loan Party, Genentech has not given Parent or any of its Affiliates any written notice of any claims that have been made or threatened against Genentech that Product, any licensed process or licensed technology or any use or practice thereof by Genentech (or any of its Affiliates), in each case with respect to Erivedge™ or any Product relating to Erivedge™, infringes, misappropriates, or otherwise violates any Intellectual Property right of any third party.

(g) To the knowledge of such Loan Party, no third party is currently infringing, misappropriating, or otherwise violating in any respect any Erivedge Patent or Hopkins Patent.

(h) To the knowledge of such Loan Party, each of the Erivedge Patents and Hopkins Patents are valid and enforceable, and no third party is currently challenging, or has challenged, the validity or enforceability of any Erivedge Patent or Hopkins Patent in any respect.

(i) All of the representations and warranties made by the Parent in Section 11.2 of the License Agreement were accurate and complete in all respects as of the effective date of the License Agreement and continue to be accurate and complete in all respects as of the Agreement Date and as of the Closing Date.

Section 4.11 Royalty Rights. Pursuant to the Purchase Agreement, the Borrower has purchased, acquired and accepted from the Parent, and the Parent has sold, assigned and transferred to the Borrower, all of the Parent’s right, title and interest in and to the Post-Closing Royalty Amounts (the “Royalty Rights”), free and clear of any and all Liens of any kind whatsoever. Prior to such purchase, such Royalty Rights were owned exclusively and at all times by the Parent, free and clear of any and all Liens of any kind whatsoever.

ARTICLE V

CERTAIN COVENANTS

From the Agreement Date and until the Repayment Date, the Borrower or the Parent, as applicable, shall:

Section 5.01 Preservation of Existence and Properties; Compliance with Law; Payment of Taxes and Claims; Preservation of Enforceability; Separateness.

(a) (i) Preserve and maintain the Borrower’s limited liability company existence and all of its other franchises, rights and privileges material to the conduct of its business, (ii) comply with Applicable Law, (iii) pay or discharge when due all Taxes and all Liabilities of the Borrower that are or might become Liens on any of its properties and (iv) take all action and obtain all consents and Governmental Approvals and make all Governmental Registrations the Borrower is required to take or obtain so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable against the Borrower and its rights and obligations under the Transaction Documents to which it is a party will at all times be legal, valid and binding and enforceable by the Borrower against the relevant counterparty in accordance with their respective terms, except that this Section 5.01(a) (other than clauses (i), insofar as it requires the Borrower to preserve its limited liability company existence, and (iv)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 5.01(a), will not have a Material Adverse Effect.

(b) Take all actions necessary for the Borrower to remain a Single Purpose Entity.

Section 5.02 Use of Proceeds. (a) Use the proceeds to the Loan solely to fund the purchase price payable pursuant to the Purchase Agreement and (b) not use the proceeds of the Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case in violation of said Regulations. If requested by the Lender, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Lender.

Section 5.03 Visits, Inspections and Discussions.

(a) Permit representatives (whether or not officers or employees) of the Lender, from time to time but no more than [**] (except that during the continuance of an Event of Default, no such limit on frequency shall apply) on the [**] Business Day after written request, to (i) visit any of the Borrower’s premises or property, (ii) inspect, and verify the amount, character and condition of, any of the Borrower’s property, (iii) review and make extracts from the Borrower’s books and records and from the books and records of others relating to the Borrower, including management letters prepared by its independent certified public accountants and books and records relating to the Post-Closing Royalty Amounts, and (iv) discuss with the Borrower’s manager and other principal officers its business, assets, Liabilities, financial condition, results of operation and business prospects.

(b) Permit representatives (whether or not officers or employees) of the Lender, from time to time but no more than [**] (except that during the continuance of an Event of Default, no such limit on frequency shall apply) on the [**] Business Day after written request, to (i) review and make extracts from the Parent’s books and records and from the books and records of others, in each case, relating to the Academic Payment Obligations and the Academic Royalty Obligations (including how such Academic Royalty Obligations are calculated), including management letters prepared by its independent certified public accountants, and (ii) discuss with the Parent’s principal officers the Academic Payment Obligations and the Academic Royalty Obligations (including how such Academic Royalty Obligations are calculated).

Section 5.04 Information to Be Furnished. Furnish to the Lender:

(a) Royalty and Audit Reports. Promptly upon, but in no event later than three (3) Business Days following, any Loan Party’s receipt thereof, each report required or contemplated by, or otherwise delivered pursuant to, (i) Section 9.1 of the License Agreement and (ii) to the extent relating to any Post-Closing Royalty Amount, Section 9.3, 9.4 or 14.1(b) of the License Agreement (any such report, a “Payment Report”).

(b) Requested Information. From time to time and promptly upon request of the Lender, such Information regarding the Loan Documents, the Loan, the Transaction Documents, Product, the Post-Closing Royalty Amounts and the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request (including any notices, reports or correspondence required or contemplated by, or otherwise delivered pursuant to, Section 5.1(a)(iii) of the Purchase

Agreement), in each case in form and substance and certified in a manner reasonably satisfactory to the Lender, and any other Information such Loan Party receives from Genentech and is permitted to share with the Lender pursuant to and in accordance with the confidentiality obligations and disclosure provisions set forth in the License Agreement and the Consent and Direction, which Lender shall receive subject to the confidentiality obligations in Section 9.10.

(c) Notice of Defaults and Material Adverse Effect. Prompt notice, after a Responsible Officer of the applicable Loan Party shall have obtained knowledge thereof, of (i) the occurrence of any Default or (ii) any event or circumstance that would render any of the representations or warranties in Section 4.05 hereof untrue if made at such time.

(d) Notice of Amendments, Modifications and Terminations of Transaction Documents. Without limiting Section 5.13, prompt notice of any amendment, restatement, modification or termination of any of the Transaction Documents, together with a true and correct copy of such amendment, restatement or modification or any writing evidencing such termination, as applicable.

(e) Notice of Litigation. Promptly following Borrower’s receipt thereof, all notices required or contemplated by, or otherwise delivered pursuant to, Section 5.1(a)(ii) of the Purchase Agreement.

Section 5.05 Modification of Certain Documents. Maintain the Borrower’s organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation or the LLC Agreement in any respect except for such amendments, restatements, supplements or modifications that: (a) do not materially and adversely affect the rights and privileges of any Loan Party or that would impair the ability of any Loan Party to comply with the terms or provisions of any of the Loan Documents to which it is a party, including, without limitation, this Section 5.05, (b) do not affect the interests of the Lender under the Loan Documents or in the Collateral, (c) could not reasonably be expected to have a Material Adverse Effect and (d) at all times on and after the Agreement Date, the LLC Agreement shall provide for not less than ten (10) days’ prior written notice to the Lender of (i) in the case of removal of the Independent Director, the removal of such Independent Director and (ii) the proposed appointment of any Person that is to serve as an Independent Director or a successor Independent Director, as applicable, and the condition precedent to giving effect to such appointment or replacement that the Borrower certify that the designated Person has satisfied the criteria set forth in the definition in the LLC Agreement of “Independent Director” and the Lender’s written acknowledgement that in its reasonable judgment such designated Person satisfies the criteria set forth in the definition in the LLC Agreement of “Independent Director” (which acknowledgement shall not be unreasonably withheld or delayed). Without limiting the foregoing, the Borrower shall not amend or modify or permit the amendment or modification of Sections 9(j) and 10 of the LLC Agreement.

Section 5.06 Conduct of Business. (a) Comply, in the case of Parent, in all material respects with its obligations under the License Agreement, (b) comply in all material respects with all Applicable Law, (b) in the case of Parent, not terminate the License Agreement, (c) not take any action that may cause the License Agreement to be terminated and (d) not engage in any action with the intent to, directly or indirectly, adversely impact or materially delay, or which would reasonably be expected to have the effect of adversely impacting or materially delaying, the payment of any Post-Closing Royalty Amounts as contemplated by the License Agreement, this Agreement and the Escrow Agreement

Section 5.07 Purchase Agreement. Maintain the effectiveness of, and continue to perform under, the Purchase Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Lender in its sole discretion.

Section 5.08 Indebtedness. The Borrower shall not create, incur, Guarantee, assume or suffer to exist any Indebtedness, other than (a) Indebtedness under this Agreement and the other Loan Documents and (b) with the prior written consent of the Lender (not to be unreasonably withheld or delayed), secured or unsecured Indebtedness of the Borrower to any Person; provided that the Lender shall not withhold its consent unless (i) the incurrence of such secured or unsecured Indebtedness would (A) diminish any of the rights of the Lender (or its successors or permitted assigns) hereunder or under any of the other Loan Documents or would otherwise be detrimental to the Lender (or its successors or permitted assigns) or (B) cause any adverse tax consequence to Lender (or its successors or permitted assigns) or any its Affiliates, (ii) in the case of any such secured Indebtedness, such Indebtedness shall be secured solely by the Residual Amount and the funds credited to the Residual Account in respect of any Residual Amount (and, for the avoidance of doubt, shall not be secured by, and the holders of such Indebtedness (or the agent or other representative acting on behalf of, and for the benefit of, such holders) shall have no recourse to, any other assets or properties of the Borrower, any other Loan Party or any of their respective Affiliates), (iii) the Borrower and the holders of such Indebtedness (or the agent or other representative acting on behalf of, and for the benefit of, such holders) shall have entered into a subordination and intercreditor agreement with the Lender in form and substance satisfactory to the Lender in its sole discretion, and (iv) no Default exists immediately prior to, or would result from, the incurrence of such Indebtedness.

Section 5.09 Liens. The Borrower shall not create, grant or permit to exist any Lien on any of its assets or property, including the Collateral, other than (i) Permitted Liens and (ii) solely with respect to the Residual Amount and the funds credited to the Residual Account in respect of any Residual Amount, the Liens securing Indebtedness permitted by Section 5.08(b). For the avoidance of doubt, the parties hereto acknowledge and agree that this Section 5.09 shall not apply to any Residual Amount if and to the extent such Residual Amount has been distributed from the Residual Account to Parent by the Escrow Agent.

Section 5.10 Restricted Payments.

(a) The Borrower shall not declare, order, pay, make or set apart any sum for any Restricted Payment except that, so long as no Default shall have occurred and be continuing at such time, the Borrower may make dividends or other distributions to the Parent, free and clear of all Liens and claims of the Lender, in an aggregate amount in respect of any Interest Period not greater than the sum of (i) the Residual Amount in respect of such Interest Period and (ii) any Residual Amount in respect of any prior Interest Period if and only to the extent such amount has been disbursed to the Residual Account and has not been previously distributed to the Parent.

(b) Notwithstanding anything herein to the contrary, the Borrower and Lender agree that, notwithstanding the occurrence and continuance of any Default or Event of Default, the Escrow Agent, acting at the direction of Parent pursuant to Section 6.04 and the Escrow Agreement, may make distributions to Parent, free and clear of all Liens and claims of Lender, but only to the extent such distributions constitute (i) amounts allocated for the payment of Academic Royalty Obligations not previously paid or reimbursed in an aggregate amount in respect of any Interest Period not greater than the amounts payable or paid by Parent under the Academic Royalty Obligations in respect of such Interest Period, and (ii) amounts allocated for the reimbursement to Parent of any Escrow Agent Fees not previously reimbursed in an aggregate amount in respect of any Interest Period not greater than the amounts paid by Parent under the Escrow Agreement in respect of such Interest Period.

Section 5.11 Mergers. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

Section 5.12 No Subsidiaries. The Borrower shall not create, have, acquire, maintain or hold any interest in any Subsidiary.

Section 5.13 No Modification. Except for amendments to the Existing License Agreements, in each case, solely to extend the payment dates of the Academic Royalty Obligations thereunder to match the Quarterly Payment Date, not, without the prior written consent of the Lender (which consent the Lender may withhold in its reasonable discretion), waive any of its rights under, amend or otherwise modify any of the Transaction Documents, or permit any of its Affiliates party thereto to do any of the foregoing.

Section 5.14 Enforcement of Rights. Not fail to diligently monitor (a) the performance of Genentech under the License Agreement, and (b) the Escrow Agent under the Escrow Agreement, and enforce all rights under such agreements.

Section 5.15 Audit Rights of the Parent. To the extent that the Lender believes in good faith that Genentech has underpaid any Post-Closing Royalty Amounts resulting in a reduction to any Adjusted Post-Closing Royalty Amounts payable to Lender under Section 2.04, the Lender shall, in writing, notify the Parent of such belief, including the calendar quarter in question, and shall request that the Parent initiate an audit for the fiscal year that includes such calendar quarter pursuant to Section 9.4 of the License Agreement to confirm the accuracy of such Post-Closing Royalty Amounts, and the Parent shall initiate such audit pursuant to Section 9.4 of the License Agreement; provided that, in such case, (a) the Lender shall reimburse the Parent for all expenses of such audit actually incurred by the Parent pursuant to Section 9.4 of the License Agreement (to the extent such expenses are not paid by Genentech) and (b) the Parent shall direct Genentech to, or to the extent such funds are received by the Parent, the Parent shall, promptly remit into the Escrow Account the amount of any underpayments revealed by such audit, plus interest.

Section 5.16 Defense of Intellectual Property. The parties to this agreement confirm and agree that the Parent has retained the right to pursue infringement claims and other enforcement actions under the License Agreement. If Parent becomes aware of alleged or threatened infringement of an Erivedge Patent, Parent will give prompt written notice of such alleged or threatened infringement to Lender and will, where reasonable, take steps to enforce its patent rights subject to and consistent with the terms of the License Agreement.

Section 5.17 Academic Royalty Obligations. With respect to any calendar quarter, if (a) the amount of the Academic Royalty Obligations paid or payable by Parent in respect of such quarter for sales outside Australia exceed 5% of the Post-Closing Royalty Amounts paid or payable by Genentech in respect of such quarter, or (b) the amount of the Academic Royalty Obligations paid or payable by Parent in respect of such quarter for sales of Erivedge in Australia exceed 2% of the net sales Erivedge in Australia in respect of such quarter, in either case, Parent shall pay such any excess amounts (“Excess Academic Payments”) directly to the relevant academic institutions pursuant to the applicable Existing License Agreements and, for the avoidance of doubt, such Excess Academic Payments shall not be deducted from the Adjusted Post-Closing Royalty Amounts.ARTICLE VI

ARTICLE VI

COVENANTS RELATING TO THE ESCROW

Section 6.01 Remittances to Escrow Account.

(a) On or before the Closing Date, (i) Issuer and Issuer Parent shall direct Genentech to promptly remit to the Escrow Account any and all Post-Closing Royalty Amounts, in writing in the form attached hereto as Exhibit B, and (ii) Issuer Parent shall notify Genentech, in writing, that the transactions contemplated herein and in the Purchase Agreement have been consummated, and shall provide to Genentech in such notice the identity of the Escrow Agent and the details of the Escrow Account (such notice, the “Commencement Notice”).

(b) If and to the extent any Post-Closing Royalty Amounts are received by Issuer or Issuer Parent (despite and in contradiction to the Consent and Direction and the Commencement Notice), Issuer or Issuer Parent, as applicable, shall hold any and all such amounts in trust for the benefit of Lender and shall promptly remit any and all such amounts directly to the Escrow Agent by deposit to the Escrow Account.

Section 6.02 Information to Be Furnished. On each Genentech Payment Date:

(a) Parent shall deliver a written notice to Borrower and Lender setting forth any Escrow Agent Fees previously paid by Parent under the Escrow Agreement prior to or during the portion of the Interest Period occurring prior to such Genentech Payment Date and not previously reimbursed, and to be reimbursed on the next Quarterly Payment Date and all supporting documentation therefor.

(b) Borrower shall deliver a written notice to Lender setting forth any Borrower Expenses due and payable by Borrower on the next Quarterly Payment Date and not previously paid or reimbursed, and to be paid or reimbursed on the next Quarterly Payment Date and all supporting documentation therefor.

(c) Parent shall deliver a written notice to Borrower and Lender setting forth the amount of royalty payments previously paid by Parent under the Academic Royalty Obligations prior to or during the portion of the Interest Period occurring prior to such Genentech Payment Date and/or due and payable on the next Quarterly Payment Date under the Academic Royalty Obligations, as applicable and, in each case, excluding any Excess Academic Payments (“Academic Payments”), and not previously paid or reimbursed, and to be paid or reimbursed on the next Quarterly Payment Date and all supporting documentation therefor.

(d) Parent shall deliver a written notice to Borrower and Lender setting forth any out-of-pocket costs (including reasonable attorney’s fees) actually incurred by Parent prior to or during the portion of the Interest Period occurring prior to such Genentech Payment Date in connection with the collection of any indemnity payments paid or payable pursuant to Section 14.1(b) of the License Agreement with respect to Losses (as defined in the License Agreement) suffered by Borrower after the effective date of the Purchase Agreement with respect to any amounts payable under Sections 8.5, 9.3 or 9.4 of the License Agreement (such out-of-pocket costs, “Indemnity Collection Costs”) and not previously reimbursed, and to be reimbursed on the next Quarterly Payment Date and all supporting documentation therefor.

Section 6.03 Disbursement Instructions.

(a) Promptly upon its receipt of each Payment Report and the notices described in Section 6.02, Lender shall determine, in consultation with Borrower and Parent, the Calculations relating to the next Quarterly Payment Date, which Calculations shall be binding on all parties hereto absence manifest error.

(b) Promptly upon its determination, in consultation with Borrower and Parent, of the Calculations, but in no event later than [**] Business Days prior to the next Quarterly Payment Date, Lender and Borrower shall jointly deliver to Parent and Escrow Agent a duly executed written notice setting forth the following transfers to be made by Escrow Agent from the Escrow Account on such Quarterly Payment Date in the following order of priority (a “Joint Disbursement Instruction”):

(i) The amount of Escrow Agent Fees described in Section 6.02(a) not previously reimbursed, if any, to be transferred by Escrow Agent to Parent on such Quarterly Payment Date, together with the account of Parent to which such funds are to be transferred under the Escrow Agreement;

(ii) The amount of Academic Payments described in Section 6.02(c) not previously paid or reimbursed, if any, to be transferred by Escrow Agent to Parent on such Quarterly Payment Date, together with the account of Parent to which such funds are to be transferred under the Escrow Agreement;

(iii) The amount of Borrower Expenses described in Section 6.02(b) not previously paid or reimbursed, if any, to be transferred by Escrow Agent to Borrower on such Quarterly Payment Date, together with the account of Borrower to which such funds are to be transferred under the Escrow Agreement;

(iv) The amount of Indemnity Collection Costs described in Section 6.02(d) not previously reimbursed, if any, to be transferred by Escrow Agent to Parent on such Quarterly Payment Date, together with the account of Parent to which such funds are to be transferred under the Escrow Agreement;

(v) To the extent the Available Amount is sufficient therefor,

(A) the amount of unpaid and uncaptialized interest accrued during prior Interest Periods, if any, to be transferred by Escrow Agent to Lender on such Quarterly Payment Date,

(B) the amount of interest accrued during the current Interest Period to be transferred by Escrow Agent to Lender on such Quarterly Payment Date, and

(C) the amount of outstanding principal under the Loan to be transferred by Escrow Agent to Lender on such Quarterly Payment Date, together with the account of Lender to which such funds are to be transferred under the Escrow Agreement; and

(vi) The Residual Amount, if any, to be transferred by Escrow Agent to the Residual Account on such Quarterly Payment Date.

For the avoidance of doubt, such Disbursement Instruction shall specify the Quarterly Payment Date on which such transfers are to be made by Escrow Agent pursuant to the Escrow Agreement and instruct Escrow Agent to make such transfers on such date.

(c) In the event Lender and Borrower fail to jointly deliver to Escrow Agent the Disbursement Instruction at least [**] Business Days prior to any Quarterly Payment Date, the parties hereto agree that so long as Parent has timely delivered to Borrower and Lender the notices described in Section 6.02(a) and Section 6.02(c), Parent shall have the right to deliver to Escrow Agent a duly executed written notice of the occurrence of such failure, setting forth: (i) the amount of Escrow Agent Fees described in Section 6.02(a) not previously reimbursed, if any, to be transferred by Escrow Agent to Parent on such Quarterly Payment Date (which amount shall be equal to the amount stated in such applicable notice); (ii) the amount of Academic Payments described in Section 6.02(c) not previously paid or reimbursed, if any, to be transferred by Escrow Agent to Parent on such Quarterly Payment Date (which amount shall be equal to the amount stated in such applicable notice); (iii) the account of Parent to which such funds are to be transferred under the Escrow Agreement; and (iv) the Quarterly Payment Date on which such transfers are to be made by Escrow Agent pursuant to the Escrow Agreement (a “Parent Disbursement Instruction”). In the event Lender has delivered an Event of Default Notice to Escrow Agent, the parties hereto further agree that so long as Parent has timely delivered to Borrower and Lender the notices described in Section 6.02(a) and Section 6.02(c), Parent shall have the right to deliver a Parent Disbursement Instruction to Escrow Agent.

Section 6.04 Disbursements upon Event of Default.

(a) During the continuance of any Event of Default, the Lender, upon notice to the Borrower, may notify Escrow Agent in writing that an Event of Default hereunder has occurred and is continuing (an “Event of Default Notice”); provided, however, that upon the occurrence of an Event of Default specified in Section 7.01(h) with respect to Borrower, Lender may deliver an Event of Default Notice to Escrow Agent without any notice to the Borrower.

(b) The parties hereto acknowledge and agree that in the event Escrow Agent receives an Event of Default Notice, Escrow Agent shall not make any disbursements from the Escrow Account in accordance with any pending or future Joint Disbursement Instruction, until such time as Escrow Agent receives written notice from Lender that such Event of Default no longer exists; provided, however, that, notwithstanding the foregoing, Escrow Agent shall continue to make disbursements from the Escrow Account only to the extent in accordance with any pending or future Parent Disbursement Instruction.

(c) At such time as an Event of Default is no longer continuing, if Lender has delivered an Event of Default Notice to Escrow Agent in respect of such Event of Default, Borrower shall promptly notify Escrow Agent in writing that such Event of Default no longer exists.

ARTICLE VII

DEFAULT

Section 7.01 Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(a) Any payment of principal of the Loan or the Note shall not (i) be made within three (3) days of when such payment is due and payable hereunder or (ii) otherwise be made in accordance with the terms of this Agreement and the Note;

(b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

(c) Any Loan Party shall default in the performance or observance of its respective obligations under:

(A) any term, covenant, condition or agreement contained in Section 5.01(a)(i) (insofar as such Section requires the preservation of the limited liability company existence of Borrower), 5.01(a)(iv), 5.02, 5.04(a), 5.04(c), Sections 5.05 through 5.15 and Section 5.17; or

(B) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section 7.01 specifically dealt with) or any other Loan Document and, if capable of being remedied, such default shall continue unremedied for a period of ten (10) days after such Loan Party obtains knowledge of any such default;

(d) The Parent shall default in the performance or observance of Section 9.14(c) hereof, which breach or default is not cured within thirty (30) days after written demand thereof by the Lender;

(e) The occurrence of any failure by Genentech to pay any material amount, or other material default by Genentech under, the License Agreement, or any material delay, elimination or material diminution of the amounts paid or payable by Genentech under Sections 8.5, 9.3, 9.4 or 14.1(b) of the License Agreement with respect to Post-Closing Royalty Amounts, in each case, only if and to the extent caused by or resulting from an actual breach or default by Parent of any of its obligations under the License Agreement; This Agreement shall for any reason fail to create a valid and perfected first priority security interest in any of the Collateral (subject only to Permitted Liens) or any Loan Party (or any of its Affiliates) asserts, or institutes any proceedings seeking to establish, that any provision of the Loan Documents, or all or any portion of the Lien on the Collateral granted pursuant to this Agreement, is invalid, not binding or unenforceable;

(f) (i) The occurrence of a material breach or default by Borrower under the Escrow Agreement, or (ii) the occurrence of a material breach or default by Parent under the Purchase Agreement, in each case, which breach or default is not cured within thirty (30) days after written demand thereof by the Lender;

(g) (i) Any Loan Party shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate or limited liability company action, as applicable, for the purpose of effecting any of the foregoing;

(ii) (A) A case or other proceeding shall be commenced against any Loan Party seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such Loan Party, or of all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue undismissed and unstayed for a period of sixty (60) days, or (B) an order granting the relief requested in such case or proceeding against any Loan Party (including an order for relief under such Federal bankruptcy laws) shall be entered;

(h) The occurrence of (A) any materially adverse effect on the binding nature, validity or enforceability of any Loan Document as an obligation of any Loan Party that is a party thereto, (B) any materially adverse effect on the binding nature, validity or enforceability of the License Agreement as an obligation of Parent, (C) any materially adverse effect on the binding nature, validity or enforceability of the Escrow Agreement as an obligation of the Escrow Agent, (D) any materially adverse effect on the binding nature, validity or enforceability of the Purchase Agreement as an obligation of Parent, (E) any material adverse change in any of the rights or remedies of Borrower against Parent under the Purchase Agreement;

(i) Any Person shall be appointed as an Independent Director of the Borrower (other than the Independent Director as of the Closing Date) without (i) at least ten (10) days’ prior written notice to the Lender of (x) in the case of removal of the Independent Director, the removal of such Independent Director and (y) the proposed appointment of the Independent Director or a successor Independent Director, as applicable, which shall include a certification by the Borrower that such Person has satisfied the criteria set forth in the definition of “Independent Director” in the LLC Agreement, in accordance with Section 5.05, and (ii) the written acknowledgement by the Lender that such Person satisfies, in the reasonable judgment of the Lender, the criteria set forth in the definition of “Independent Director” in the LLC Agreement (which acknowledgement shall not be unreasonably withheld or delayed);

(j) The Parent shall at any time cease to own, of record and beneficially, 100% of the Equity Interests in the Borrower.

For the avoidance of doubt, the Lender and Borrower confirm that the failure to pay or other default by Genentech under the License Agreement, or any delay, elimination or diminution of the amounts paid or payable by Genentech under Sections 8.5, 9.3, 9.4 or 14.1(b) of the License Agreement for any reason other than a breach or default by Parent of any of its obligations under the License Agreement, and any consequent delay, elimination and reduction of the amounts paid or payable by the Borrower hereunder with respect to the Loan, shall not constitute an Event of Default under this Agreement.

Section 7.02 Remedies upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 7.01(h)) and in every such event, the Lender, upon notice to the Borrower, may declare, in whole or, from time to time, in part, the principal of (including principal consisting of capitalized interest on the Loan) and accrued interest on the Loan and the Note and all other amounts owing under the Loan Documents to be, and the Loan and the Note and all such other amounts shall thereupon and to that extent become, due and payable. Upon the occurrence of an Event of Default specified in Section 7.01(h) with respect to the Borrower, automatically and without any notice to the Borrower, the principal (including principal consisting of capitalized interest on the Loan) of and accrued interest on the Loan and the Note and all other amounts owing under the Loan Documents shall be due and payable. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 7.02) are hereby expressly waived.

ARTICLE VIII

COLLATERAL

Section 8.01 Pledge; Grant of Security Interest. (a) The Borrower hereby assigns and transfers to the Lender, and hereby grants to the Lender, as a secured party, a first priority lien and security interest (subject only to Permitted Liens) in all of the assets and all real, intangible and personal property of the Borrower, including all of the Borrower’s right, title and interest in and to the Pledged Royalty Rights and the following other property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (such assets and property referred to herein as the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and observance of all Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims listed or described from time to time on Schedule 8.01(a)(iii);

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles;

(ix) all Goods;

(x) all Instruments;

(xi) all Intellectual Property and Intellectual Property Licenses;

(xii) all Inventory

(xiii) all Investment Property, including all Equity Interests and Securities;

(xiv) all Letters of Credit and Letter of Credit Rights;

(xv) all Money;

(xvi) all Securities Accounts;

(xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xviii) all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; and

(xix) to the extent not otherwise included, all other personal property, whether tangible or intangible, of the Borrower and all Proceeds, products, accessions, rents, issues and profits of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Collateral.

Section 8.02 Representations and Warranties regarding the Collateral. The Borrower represents and warrants as of the date hereof and the date of the Loan that:

(a) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Collateral;

(b) Upon the filing of a Uniform Commercial Code financing statement in the office of the Secretary of State of the State of Delaware, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on and security interest in the Collateral (subject only to Permitted Liens), enforceable as such against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower; and

(c) (i) the Borrower holds the Collateral free and clear of all Liens of every kind and nature, except for the security interest granted to the Lender hereunder and the Permitted Liens, (ii) the Collateral is subject to no options to purchase or any similar rights of any Person, (iii) the Borrower will neither make nor permit to be made any assignment, pledge, hypothecation or loan, transfer of, or create any security interest in, the Collateral, except for the security interest granted to the Lender hereunder and the Permitted Liens, and (iv) the Borrower agrees to deliver promptly or cause to be delivered to Lender any and all certificates or instruments at any time representing any of the Collateral, together with any necessary endorsement and/or instruments of transfer satisfactory to Lender, and such other instruments and documents as Lender may request that are necessary to perfect Lender’s security interest.

Section 8.03 Covenants with respect to the Collateral. Borrower covenants and agrees with the Lender that, from the Agreement Date and until the Repayment Date, the Borrower will:

(a) not, directly or indirectly, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or amend or modify, any Collateral; provided that the foregoing shall not prohibit the Borrower from (i) making payments to the Lender pursuant to this Agreement and the other Loan Documents, (ii) making Restricted Payments expressly permitted under Section 5.10 hereof, (iii) paying the Purchase Price under, and as defined in, the Purchase Agreement, or (iv) any other assignment, transfer or disposal required or expressly permitted by this Agreement. Borrower shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever; and

(b) promptly notify the Lender of any Commercial Tort Claim acquired by it and unless otherwise consented by the Lender, the Borrower shall enter into a supplement to this Agreement, updating Schedule 8.01(a)(iii) to describe such Commercial Tort Claim in a manner satisfactory to the Lender.

Section 8.04 Remedies with respect to Collateral.

(a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Agreement, at law or in equity, and in any other instrument or agreement securing, evidencing or relating to the Loan, all rights and remedies of a secured creditor under the Code, and, subject to any restrictions set forth below, may foreclose or otherwise realize upon the Collateral in such portions or in full as the Lender sees fit in its sole discretion. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Person (which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived by the Borrower), may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights and remedies hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least [**] days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency. Any proceeds of any sale or other disposition of the Collateral that remain after the full and final payment of all the Secured Obligations shall be returned to the Borrower.

(b) The Lender shall have such rights and remedies as are set forth in this Agreement, all the rights, powers and privileges of a secured party under the Code as in effect in the applicable jurisdictions, and all other rights and remedies available to the Lender, at law or in equity. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have, to the extent permitted under Applicable Law, the right to the appointment of a receiver for the properties and assets of the Borrower, and the Borrower hereby consents to such rights and such appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by the Lender in connection therewith.

(c) Upon the occurrence and during the continuance of an Event of Default, the Lender may, on behalf of the Borrower, modify, terminate, waive or release, enforce and sue on the Purchase Agreement and, without releasing the Borrower from its obligations under the Purchase Agreement, perform any and all obligations of the Borrower under the Purchase Agreement and exercise any and all other rights of the Borrower therein contained as fully as the Borrower itself could, to the extent such actions are necessary or appropriate in order to accomplish or further effect the purposes of this Agreement. Notwithstanding the foregoing, the Lender shall not be obligated to perform any obligation of the Borrower under the Purchase Agreement.

Section 8.05 Security Interest Absolute; Rights Cumulative; the Borrower Remains Liable; Further Assurances.

(a) The Borrower agrees that the rights of the Lender under this Agreement, the Note, the other Loan Documents or any other contract or agreement now or hereafter in existence among the Lender and the Borrower shall be cumulative, and that the Lender may from time to time exercise such rights and such remedies as the Lender may have thereunder and under the laws of the United States and any state, as applicable, in the manner and at the time that the Lender in its sole discretion desires. The Borrower further expressly agrees that the Lender shall not in any event be under any obligation to resort to any Collateral prior to exercising any other rights that the Lender may have against the Borrower or its property, or to resort to any other collateral for the Secured Obligations prior to the exercise of remedies hereunder nor shall the rights and remedies of the Lender be conditional or contingent on any attempt of the Lender to exercise any of its rights under any other documents executed in connection herewith or in connection with the Collateral against such party or against any other Person, including Genentech, the Parent or the Escrow Agent.

(b) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be construed as a delegation of duties to the Lender and (ii) the exercise by the Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral.

(c) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets.

(d) The Borrower agrees to make, execute, deliver or cause to be done, executed and delivered, from time to time, all such further acts, documents and things as the Lender may reasonably require for the purpose of perfecting or protecting its or their rights hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor. The Borrower shall take or cause to be performed such acts and actions as shall be necessary or appropriate to assure that the security interests granted herein shall not become subordinate or junior to the security interests, liens or claims of any other Person.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices and Deliveries. Except as otherwise expressly provided, all notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered in writing (which shall include telecopy transmissions) at the following respective addresses and telecopier numbers and to the attention of the following individuals or departments or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify:

(a)	if to the Borrower or Parent, to it at:

Curis Royalty LLC

4 Maguire Road

Lexington, MA 02421

Attn: Secretary

Tel: (617) 503-6632

Fax: (617) 503-6501

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attn: Chief Financial Officer

Tel: (617) 503-6632

Fax: (617) 503-6501

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Cynthia T. Mazareas, Esq.

Tel. (617) 526-6393

Fax: (617) 526-5000

(b)	if to the Lender, to it at:

c/o Biopharma Secured Debt Fund II Sub, S.à r.l.

65, Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg

Grand Duchy of Luxembourg

Attn: Board of Managers

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attention: Pedro Gonzalez de Cosio

Telephone: (212) 883-2296

Facsimile: (212) 490-7576

And

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attention: Geoffrey E. Secol

Telephone: (212) 872-8081

Facsimile: (212) 872-1002

Notices, communications and materials shall be deemed given or delivered when delivered or received at the appropriate address or telecopy number to the attention of the appropriate individual or department.

Section 9.02 Amounts Payable Due upon Request for Payment. All amounts payable by the Borrower under the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

Section 9.03 Rights Cumulative. Each of the rights and remedies of the Lender under the Loan Documents shall be in addition to all of its other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

Section 9.04 Amendments; Waivers. Any term, covenant, agreement or condition of the Loan Documents to which the Borrower is a party may be amended, and any right under such Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender and, in the case of an amendment, by the Borrower and, if its rights or obligations hereunder are affected thereby, by the Parent. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under the Loan Documents or Applicable Law.

Section 9.05 Set-Off. The Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by the Lender or any of its Affiliates to Borrower (whether payable in Dollars or any other currency and whether matured or unmatured).

Section 9.06 Assignments.

(a) No Loan Party may assign any of its rights or obligations under the Loan Documents without the prior written consent of the Lender, and no assignment of any such obligation shall release such Loan Party therefrom unless the Lender shall have consented to such release in a writing specifically referring to the obligation from which such Loan Party is to be released.

(b) The Lender may assign any or all of its rights and obligations under the this Agreement and the other Loan Documents from time to time with, so long as no Default or Event of Default has occurred and is continuing at such time, the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed).

Section 9.07 Governing Law. The rights and duties of the Loan Parties and the Lender under this Agreement and the Notes (including matters relating to the Maximum Permissible Rate) shall be governed by the law of the State of New York.

Section 9.08 Judicial Proceedings; Waiver of Jury Trial. Each party hereto agrees that any judicial proceeding brought against it with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City of New York and irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each party hereto waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.01, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Any judicial proceeding by any Loan Party against the Lender involving any Loan Document Related Claim shall be brought only in a court located in the City and State of New York. EACH PARTY HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

Section 9.09 Severability of Provisions. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Loan Party hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

Section 9.10 Confidentiality. For so long as this Agreement is in effect and for a period of [**] years following the date of termination of this Agreement, the Loan Parties and the Lender shall comply with and be bound by the provisions set forth in Annex A hereto, with the party that discloses Confidential Information (as defined in Annex A) being the “Disclosing Party” and the party that receives Confidential Information being the “Recipient”.

Section 9.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 9.12 Entire Agreement. This Agreement and the Note embody the entire agreement between the Borrower and the Lender relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 9.13 Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.14 Expenses; Indemnification.

(a) The Borrower agrees to pay (within [**] days after the receipt of written notice from the Lender) all out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable and documented fees and expenses of the Lender’s legal counsel in an aggregate amount not to exceed $300,000) reasonably incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto, and, if an Event of Default exists, all out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable attorneys’ fees of the Lender’s legal counsel) incurred by the Lender in connection with the preservation and enforcement of the its rights under this Credit Agreement and the other Loan Documents (collectively, the “Borrower Expenses”).

(b) The Borrower agrees to indemnify the Lender and its respective directors, officers, employees, attorneys and agents (each such Person, including without limitation the Lender, being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities and related expenses and counsel fees and expenses (including without limitation the reasonable counsel fees and expenses incurred in the enforcement of any Loan Documents against any of the Loan Parties), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(i) the execution, delivery and enforcement of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby;

(ii) the use or misuse of the proceeds of the Loan;

(iii) the fraudulent actions or misrepresentations of the Loan Parties or their Affiliates in connection with the transactions contemplated by this Agreement and the other Loan Documents, or any breach by any of the Loan Parties or their Affiliates of its obligations under this Agreement or any other Loan Document; or

(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing or relating to any transaction contemplated hereby, whether or not any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, apply to any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses arising from gross negligence or willful misconduct of such Indemnitee or from Lender’s breach of Section 2.01 as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(c) The Parent agrees to indemnify each Indemnitee against, and to hold each Indemnitee harmless from, any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities and related expenses and counsel fees and expenses (including without limitation the reasonable counsel fees and expenses incurred in the enforcement of any Loan Documents against any of the Loan Parties), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of: (i) any representation, warranty or certification made by the Parent in this Agreement or certificates given by the Parent in writing pursuant hereto which is untrue, inaccurate or incomplete in any material respect; (ii) any Parent Disbursement Notice delivered to Escrow Agent by the Parent pursuant to Section 6.03(c) which is untrue, inaccurate or incomplete; or (iii) any material breach of or default under any covenant or agreement by the Parent pursuant to this Agreement and, if capable of being remedied, such breach or default shall continue unremedied for a period of thirty (30) days; provided that such indemnity shall not, as to any Indemnitee, apply to any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses arising from gross negligence or willful misconduct of such Indemnitee as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding the foregoing, (x) no provision of this Agreement shall be deemed or may be construed to constitute a Guaranty or assurance by the Parent as to the amount of any Post-Closing Royalty Amount or of the value of the Collateral and (y) neither the Lender nor any other Indemnitee shall have any recourse under this Agreement against the Parent, its assets or properties, except for claims expressly provided for under this Section 9.14(c).

(d) The provisions of this Section 9.14 shall survive termination of this Agreement, and shall remain operative and in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the occurrence of the Maturity Date, the invalidity, illegality, or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 9.14 shall be payable within [**] Business Days following written demand therefor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

CURIS ROYALTY LLC

By:	Curis, Inc., its sole member

By:	/s/ Daniel R. Passeri
Daniel R. Passeri
President and Chief Executive Officer

CURIS, INC.

By:	/s/ Daniel R. Passeri
Daniel R. Passeri
President and Chief Executive Officer

[Signature Page to Credit Agreement]

BIOPHARMA SECURED DEBT FUND II SUB, S. À R. L.

By:	Pharmakon Advisors, LP, its investment manager

By:	/s/ Pedro Gonzalez de Cosio
	Name:	Pedro Gonzalez de Cosio
	Title:	Managing Member

[Signature Page to Credit Agreement]

ANNEX A

1. Proprietary Information. As used in this Agreement, the term “Proprietary Information” shall mean any scientific, technical, trade or business information possessed or obtained by, developed for or given to one party to this Agreement (“Disclosing Party”) which is treated by Disclosing Party as confidential or proprietary including, without limitation, formulations, techniques, methodology, assay systems, formulae, chemical structures, procedures, tests, equipment, data, computer software, documentation, reports, know-how, sources of supply, patent positioning, relationships with consultants and employees, business plans and business developments, financial information, information concerning the existence, scope or activities of any research, development, manufacturing, marketing or other projects of Disclosing Party, and any other confidential or proprietary information about or belonging to Disclosing Party’s suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others whether disclosed orally, visually, or in intangible form to the other party to this Agreement (“Recipient”). “Proprietary Information” does not include information which (i) was known by Recipient at the time it was disclosed, as evidenced by Recipient’s written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; or (iii) is lawfully and in good faith made available to Recipient by a third party who had the right to disclose such information to Recipient. References in this Annex to “this Agreement” shall be deemed to be references to this Annex or to the Credit Agreement to which this Annex is attached, as the context shall require.

2. Nondisclosure, and Use of Proprietary Information. Recipient shall not, directly or indirectly, publish, disseminate or otherwise disclose, deliver or make available to any person any Proprietary Information except to (i) employees of Recipient who reasonably require access to such information, or (ii) third party consultants who have a need to know and who are under obligations of confidentiality to Recipient at least as stringent as those set forth in this Agreement to maintain the confidentiality of such Proprietary Information. If required, Recipient may disclose the Proprietary Information to a government authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like information and reasonable advance notice is given to Disclosing Party. Recipient shall use the Proprietary Information solely for the purpose of evaluating the potential relationship between the parties or for such other purposes as may be approved by Disclosing Party in writing. Recipient shall not use the Proprietary Information for the benefit of any party other than Disclosing Party, absent a separate agreement that permits such use. Upon request by Disclosing Party, Recipient shall promptly return to Disclosing Party all Proprietary Information including all copies thereof or destroy such Proprietary Information except that Recipient may retain one copy thereof solely for the purpose of determining the extent of its obligations hereunder.

3. Nothing in this Agreement shall be interpreted as a grant of any rights to Disclosing Party’s intellectual property.

4. Recipient shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data received from Disclosing Party hereunder or the direct product of such technical data to any proscribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

Annex A-1

EXHIBIT A

FORM OF PROMISSORY NOTE

            , 2012

FOR VALUE RECEIVED, CURIS ROYALTY LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay to the order of BIOPHARMA SECURED DEBT FUND II SUB, S. À R. L., a Luxembourg limited liability company (the “Lender”), the unpaid principal amount of the Loan made by the Lender under the Credit Agreement referred to below, on the Closing Date pursuant to Section 2.04 of the Credit Agreement, and to pay interest on the principal amount of the Loan (including principal consisting of capitalized interest on the Loan) on the dates and at the rate specified in or determined pursuant to Sections 2.03 and 2.04 of the Credit Agreement. All payments due the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in Section 2.08 of the Credit Agreement.

Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

This Promissory Note evidences the Loan made under, and is entitled to the benefits of, and subject to the burdens of, the Credit Agreement, dated as of November 27, 2012, between the Borrower and the Lender, as the same may be amended from time to time, including but not limited to the security interest granted by the Borrower to the Lender thereunder. Reference is made to such Credit Agreement, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof.

The holder of this Note is authorized to record on the grid annexed hereto or on a continuation thereof the date and amount of the Loan made pursuant to the Credit Agreement, and the date and amount of each payment or repayment of principal thereof; provided, however, that the failure to make any such recordation shall not affect the obligations of any Loan Party in respect of such Loan.

This Promissory Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

CURIS ROYALTY LLC

By:
Name:
Title:

By:
Name:
Title:

A-1

GRID

NOTE

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Notation Made By

A-2

Exhibit B

CONSENT AND ACKNOWLEDGEMENT OF PAYMENT DIRECTION

Incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

EXHIBIT C

LIMITED LIABILITY COMPANY AGREEMENT OF CURIS RECEIVABLES LLC

LIMITED LIABILITY COMPANY AGREEMENT

OF

CURIS ROYALTY LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Curis Royalty LLC (the “Company”), is entered into by Curis, Inc., as the sole equity member (the “Member”), and Bernard J. Angelo, as the Special Member (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), and the Member and the Special Member hereby agree as follows:

Section 1. Name.

The name of the limited liability company formed hereby is Curis Royalty LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 4 Maguire Road, Lexington, MA 02412, or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Section 5. Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b) Subject to Section 9(j), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Special Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any nonwaivable provision of the Act, each Special Member, solely in its capacity as Special Member (and not in its capacity as an Independent Director), shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement.

Section 6. Certificates.

Daniel R. Passeri is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities:

(a)

(i)

to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, the Post-Closing Royalty Amounts, all books, records and other contracts and documents relating thereto, all related rights and security and all collections and other proceeds with respect to the foregoing, all only as expressly contemplated by the Basic Documents; and

(ii)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the establishment of bank accounts, and the entering into of management, servicing and administration agreements).

(b) The Company, by or through the Member, or any Director or Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and establish one or more bank accounts, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company, so long as doing so is consistent with the terms set forth in the Basic Documents.

Section 8. Powers.

Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

(a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Each Director (and only each Director, in his or her capacity as such) is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act; it being understood, however, that the actions of a given individual Director in his or her capacity as such are limited by the terms hereof, including Section 9(j). Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10. The initial number of Directors shall be three, one of which shall be an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.

(b) Powers. Subject to Section 9(j) and the other provisions of this Agreement, the Board of Directors shall have all power (statutory or otherwise) to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein. Subject to Section 7, the Board of Directors has the authority to bind the Company.

(c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Directors.

(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)	The Member shall not prior to the date on which all Obligations of the Company have been paid in full (such date, the “Final Payment Date”), amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, prior to the Final Payment Date, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action; provided, however, that, prior to the Final Payment Date, the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

(iv)	The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (contractual and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company to:

(A)	maintain its own separate books and records and bank accounts;

(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)	have a Board of Directors which is not identical to that of the Member and any other Person;

(D)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)	maintain separate financial statements;

(H)	pay its own liabilities only out of its own funds;

(I)	maintain an arm’s length relationship with its Affiliates and the Member;

(J)	maintain, in light of its contemplated business activities, a sufficient number of, and pay the salaries of, its own employees, if any;

(K)	not guarantee or become obligated for the debts of any other entity and not hold out its credit or assets as being available to satisfy the obligations of others;

(L)	allocate fairly and reasonably any overhead for shared office space;

(M)	use separate stationery, invoices and checks;

(N)	except as contemplated or permitted by the Basic Documents, not pledge its assets for the benefit of, or make loans or advances to, any other Person ;

(O)	correct any known misunderstanding regarding its separate identity;

(P)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)	cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all Delaware limited liability company formalities;

(R)	not acquire any obligations or securities of the Member; and

(S)	cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company. Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v)	Prior to the Final Payment Date, the Board shall not cause or permit the Company to, and, without the unanimous written consent of the Board (including all Independent Directors), the Company shall not:

(A)	except as contemplated or permitted by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents, other financings permitted by the Basic Documents or this Section 9(j);

(C)	incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

(D)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and other financings permitted by the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and other financings permitted by the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(E)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

(F)	form, acquire or hold any Subsidiary (whether corporate, partnership, limited liability company or other).

(k) The Company shall be disregarded as an entity separate from the Member for federal and, to the extent permitted by law, state and local income tax purposes. None of the Member, the Special Member or any Director shall make any election or take any action that would cause the Company to be characterized other than as provided in this Section 9(k).

Section 10. Independent Director.

Until the Final Payment Date, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters for which its vote is required as described herein. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. Notwithstanding the foregoing, prior to the Final Payment Date, no Independent Director shall be appointed without (a) at least ten days’ prior written notice to the Lender of the (i) in the case of removal of the Independent Director, the removal of such Independent Director and (ii) the proposed appointment of an Independent Director or a successor Independent Director, as applicable, which shall include a certification by the Company that such Person has satisfied the criteria set forth in the definition herein of “Independent Director”, in accordance with Section 5.05 of the Credit Agreement, and (b) the written acknowledgement by the Lender that such Person satisfies, in the reasonable judgment of the Lender, the criteria set forth in the definition herein of

“Independent Director,” which acknowledgement shall not be unreasonably withheld or delayed. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule E hereto.

(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member (in its capacity as such), if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of a for-profit stock corporation organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

Section 13. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time pursuant to the terms of the Purchase and Sale Agreement or upon the written consent of the Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement to reflect the amount of such additional capital contribution. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member. It is the intention of the Member and the Company that as long as the Company has only one Member (excluding for this purpose any Special Member), the Company shall be treated as a disregarded entity for U.S. federal and state income tax purposes, and no election shall be made by the Company to be taxed as a corporation.

Section 16. Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document.

Section 17. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine all the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18. Reports.

The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within [**] days after the end of each fiscal year, an unaudited report setting forth as of the end of such fiscal year:

(a) a balance sheet of the Company; and

(b) an income statement of the Company for such fiscal year.

Section 19. Other Business.

The Member, the Special Members, the Directors and the Officers and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a) Neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents or any other financing permitted by the Basic Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

(g) The rights to exculpation and indemnification of a Covered Person set forth in this Agreement shall not be deemed to be exclusive of or to limit in any way, any other rights to exculpation, indemnification or other comparable rights to which a Covered Person may be entitled under any other agreement with any third party (including without limitation, the Member), any law, or otherwise.

Section 21. Assignments.

Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22. Resignation.

Prior to the Final Payment Date, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, prior to the Final Payment Date, no additional Member may be admitted to the Company unless such admission is permitted under the Basic Documents.

Section 24. Dissolution.

(a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act, (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act, following any action with respect thereto taken by the Member or the Board pursuant to and in accordance with the terms of this Agreement and as otherwise permitted by the Basic Documents or (iii) only if the Final Payment Date has occurred, approval of dissolution by the Board, acting in accordance with this Agreement. Subject to Section 5(c), upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided, however, that until the Final Payment Date, neither the Member nor the Company shall liquidate the assets of the Company pledged under the Credit Agreement, except as permitted by the Credit Agreement, without the consent of the secured party thereunder, who may continue to exercise all of its rights under the Credit Agreement and any related document and shall have complete and independent ability to retain such assets or collateral until the Final Payment Date.

(e) The Company shall terminate when (i) all of the assets of the Company (after payment of or due provision for all debts, liabilities and obligations of the Company as described in paragraph (d) above and in Section 18-804 of the Act) shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26. Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons, each of whom is an intended beneficiary of Section 20) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except for Covered Persons and except as provided in Section 29).

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

Section 30. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, until the Final Payment Date, this Agreement may not be modified, altered, supplemented or amended unless such action is permitted by the Basic Documents except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34. Effectiveness.

Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on November 26, 2012.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 27th day of November, 2012.

MEMBER:

Curis, Inc.

By:	/s/ Daniel R. Passeri
Daniel R. Passeri
President and Chief Executive Officer

SPECIAL MEMBER:

By:	/s/ Bernard J. Angelo
Bernard J. Angelo

[Signature Page to Limited Liability Company Agreement of Curis Royalty LLC]

C-S-1

SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means this Agreement, the Management Agreement, the Purchase and Sale Agreement, the Credit Agreement (and any notes issued thereunder), the Escrow Agreement and all other documents and certificates contemplated thereby or delivered in connection therewith.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on November 26, 2012, as amended or amended and restated from time to time.

“Company” means Curis Royalty LLC, a Delaware limited liability company.

C-SCH-A-1

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“Credit Agreement” means that certain Credit Agreement, dated on or after the date hereof, among the Company, as Borrower, Biopharma Secured Debt Fund II Sub, S. à r. l., as Lender, and Curis, Inc., as Parent, as the same may be amended, supplemented or otherwise modified from time to time.

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company.

“Escrow Agreement” means that certain Escrow Agreement, dated on or after the date hereof, among the Company, Curis, Inc., Biopharma Secured Debt Fund II Sub, S. à r. l. and Boston Private Bank and Trust Company, as Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Final Payment Date” has the meaning set forth in Section 9(j)(ii).

“Independent Director” means a Director who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a Director, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Company, the Member, or any of their respective Subsidiaries or Affiliates (other than, from and after November 26, 2012, the Company), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; provided, that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Director; (ii) has prior experience as an independent director or manager, as applicable, for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers, as applicable, thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities

C-SCH-A-2

“Lender” means (a) Biopharma Secured Debt Fund II Sub, S. à r. l., a Luxembourg limited liability company, and (b) any assignee of Biopharma Secured Debt Fund II Sub, S. à r. l. that has been assigned any or all of the rights or obligations of the Lender pursuant to Section 8.06 of the Credit Agreement.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

“Member” means Curis, Inc., as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Post-Closing Royalty Amounts” shall have the meaning assigned to such term in the Credit Agreement.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated on or after the date hereof, among Curis, Inc. and the Company (including any bill of sale related thereto), as may be amended, supplemented or otherwise modified from time to time.

C-SCH-A-3

“Special Member” means: (i) Bernard J. Angelo (and any successor admitted to the Company as Special Member pursuant to Section 5(c)) and (ii) upon such Person’s admission to the Company as a member of the Company pursuant to Section 5(c), a Person acting as Independent Director, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Subsidiary” means with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person.

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

C-SCH-A-4

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Curis, Inc.	4 Maguire Road Lexington, MA 02421	$325,000	100%

C-SCH-B-1

SCHEDULE C

Management Agreement

November     , 2012

Curis Royalty LLC

4 Maguire Road

Lexington, MA 02421

Re:	Management Agreement – Curis Royalty LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Curis Royalty LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of November 27, 2012, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

C-SCH-C-1

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

C-SCH-C-2

SCHEDULE D

DIRECTORS

Bernard J. Angelo (Independent Director)

James R. McNab, Jr.

Daniel R. Passeri

C-SCH-D-1

SCHEDULE E

OFFICERS	TITLE

Daniel R. Passeri	President

Michael P. Gray	Senior Vice President, Finance and Treasurer

Michael P. Gray	Secretary

C-SCH-E-1

Exhibit D

PURCHASE AGREEMENT

Incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

EXHIBIT E

ERIVEDGE PATENT

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